Exhibit 10.1

Ventura Office 2031 Knoll Drive Ventura CA 93003 P. 805 477 1020 AgWestFC.com

December 12, 2025

Limoneira Company, a Delaware Corporation

1141 Cummings Road

Santa Paula, CA 93060

Subject – Modification of Loan Terms – Loan No. 8363846

Dear Borrower:

This letter (“Modification”) shall serve to modify and amends the terms of the Master Loan Agreement (“MLA”) dated June 26, 2025 for Limoneira Company, a Delaware Corporation (“Borrower”), which together with other loan documentation, evidences your loan with Farm Credit West, PCA (“Lender”) under Customer No. 0005229057. All capitalized terms not otherwise defined in this Amendment, shall have the meaning set forth in the MLA or other Loan Documents, as applicable.

Modifications:

Section 8.1, [Financial Performance] of the MLA is hereby replaced in its entirety as follows:

8.1 Financial Performance.

(A) No other financial performance covenants are imposed at this time unless provided elsewhere herein or in other Loan Documents.

8.1.1 Minimum Debt Service Coverage Ratio. Borrower shall maintain a Minimum Debt Service Coverage

Ratio, as determined in Lender’s sole discretion, greater than or equal to 1.25:1 for the fiscal year ending October 31, 2027, and 1.25: 1 for the any fiscal year ending thereafter, as reported in Borrower’s Compliance Certificate. Reporting frequency is 60 days from each fiscal year end.

8.1.2 Total Net Leverage Ratio. Total Net Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be no more than 4.50 to 1.0, for the fiscal quarter ending October 31, 2027 and for any fiscal quarter ending thereafter. Reporting frequency is 50 days from each quarter end and 60 days from each fiscal year end. Borrower shall report Total Net Leverage Ratio by completing and submitting to Lender a Compliance Certificate in the form attached to this Modification.

8.1.3. Debt to Capitalization Ratio. Borrower to maintain a Debt to Capitalization Ratio of the consolidated Group as of each Covenant Compliance Date at not greater than 0.45 to 1.00. To be measured quarterly starting January 31, 2026 and for any fiscal quarter thereafter until the last measurement on July 31, 2027. Borrower shall report Debt to Capitalization Ratio by completing and submitting to Lender a Compliance Certificate in the form attached to this letter (“Modification”) Amendment. Reporting frequency is 50 days from each quarter end and 60 days from each fiscal year end.

32.1 Combined Covenant Compliance Certificate. The Combined Covenant Compliance Certificate set forth in Schedule 1 shall be replaced in its entirety with the one attached hereto.

This institution is an equal opportunity provider and employer

Except as amended herein, Borrower and Lender agree that all other terms under the MLA and other Loan Documents shall remain binding and enforceable according to their terms.

This Modification is effective as of December 16, 2025 and may be signed in one or more counterparts which shall constitute the same instrument. Your signature below evidences your agreement to this Amendment.

Sincerely,

AgWest Farm Credit, PCA

By:	/s/ Gerald Price
Gerald Price, Vice President

By signing below, the undersigned agree to all the terms in this Amendment.

Borrower:

Limoneira Company, a Delaware Corporation

By:	/s/ Harold S. Edwards
Harold S. Edwards, as President

By:	/s/ Mark Palamountain
Mark Palamountain, as Treasurer

Schedule 1

COVENANT COMPLIANCE CERTIFICATE

Date of Financial Statement:

In the event of conflict between the provisions and formulas set forth in this Schedule and the provisions and formulas set forth in the Master Loan Agreement, the provisions and formulas of the Master Loan Agreement shall prevail.

The undersigned Borrower delivers this certificate pursuant to the terms of Borrower’s Promissory Note and Loan Agreement or Master Loan Agreement and all Supplements thereto (“Agreement”), between Borrower and AgWest Farm Credit, PCA as the Lender. Capitalized terms used herein but not otherwise defined shall have the same meaning as in the Agreement. The undersigned certifies the accuracy of this Certificate as of the date set forth above (the “Effective Date”).

I.	Total Net Leverage Ratio.

A.	Funded Indebtedness as to the Borrower, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

1.	All obligations of the Borrower whether current or long-term, for borrowed money (including the Indebtedness) and all obligations of the Borrower evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

2.	All purchase money indebtedness of the Borrower:

3.	The capitalized amount of any capital lease of the Borrower as reflected in the Borrower’s balance sheet:

4.	All Funded Indebtedness of the types referred to in Lines (i) through (iii) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower is a general partner or joint venturer with over 50% ownership, except to the extent that such Funded Indebtedness is expressly made non-recourse to the Borrower:

5.	Funded Indebtedness [ Lines I.A.1. + 2. + 3. + 4.]:

B.	EBITDA for the Borrower for the for the Measurement Period most recently completed, an amount equal to:

1.	Net Income for such period:

2.	Interest Charges for such period:

a.	All interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with Net Income for such period:

b.	All interest paid or payable with respect to discontinued operations for such period:

c.	The portion of rent expense under capitalized leases that is treated as interest in accordance with GAAP for such period:

d.	Interest Charges [ Lines I.B.2.a. + b. + c. ]:

3.	The provision for federal, state, local and foreign income taxes paid or payable for such period:

4.	Depreciation and amortization expense for such period:

5.	Any non-cash expenses, losses or charges (other than any non- cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non- cash stock-based compensation expense for such period) which do not represent a cash item in such period or any future period:

6.	Unusual and infrequent costs and expenses or non-recurring costs and expenses, in each case incurred by the Borrower in such period; provided that the aggregate amount added back pursuant to this clause in any period shall not exceed an amount equal to ten percent (10%) of EBITDA for such period (determined prior to giving effect to the amount added back pursuant to this clause for such period):

7.	Any non-cash income or gains for such period, to the extent included in calculating such Net Income:

8.	EBITDA [ Lines I.B.1. + 2.d. + 3. + 4. + 5. + 6. – 7. ]:

D.	Total Net Leverage Ratio [ Line I.A.5. - Line I.B.8. ]:	To 1.00

E.	Maximum Total Net Leverage Ratio for the period:	4.50 To 1.00

F.	Is covenant met?	Yes / No

II.	Minimum Debt Service Coverage Ratio.

1.	EBITDA [ Lines I.B.1. + 2.d. + 3. + 4. + 5. + 6. - 7. ]:

2.	Dividends Paid:

3.	Income Taxes Paid:

4.	Nonrecurring Gain (Loss):

5.	Non-Cash Expense:

6.	Adjusted EBITDA [ Line II.1. - Lines II.2. – 3. – 4. + 5. ]

7.	Debt Service

a.	The current portion of long-term liabilities paid or scheduled to be paid during the twelve months ending of such date plus:

b.	Interest expense for the preceding twelve months plus:

c.	Capitalized interest expense for the preceding twelve:

d.	Debt Service [Lines II.7.a. + b. + c.]:

A.	Debt Service Coverage Ratio: Adjusted EBITDA ÷ Debt Service [[ Line II.1. - Lines II.2. – 3. – 4. + 5. ] ÷ [Lines II.7.a. + b. + c.]]:

B.	Maximum Debt Service Coverage Ratio:	1.25 to 1.00

C.	Is covenant met?	Yes / No

III.	Consolidated Funded Debt to Total Capitalization.

A.	Consolidated Funded Debt as of the above date (the “Test Date) (such period, the “Subject Period”) for the Borrower and its Subsidiaries on a consolidated basis, the following (without duplication):

1.	indebtedness for borrowed money or guarantees of borrowed money:

2.	obligations evidenced by notes, bonds, debentures, and similar instruments, including certain contingent obligations, such as letter of credit reimbursement agreements:

3.	obligations under capitalized leases (determined in accordance with GAAP as an effect on the Closing Date without giving effect to any subsequent changes in GAAP with respect to the accounting treatment of leases):

4.	contingent obligations of the Borrower where the underlying primary obligation are of a type referred to in 1-3 above:

5.	grower payables, but generally to include all amounts owed horn time to time by the Borrower to any grower on account of the purchase price of agricultural products or services if reasonably determined by Agent to be entitled to the benefits of any lien, trust or security arrangements of any kind securing the payment of any amounts owed) in excess of cash on hand:

6.	Consolidated Funded Debt (Lines III.A.1. + 2. + 3. + 4. + 5.):

B.	Consolidated Total Capitalization for the Subject Period for the Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of the following:

1.	Consolidated Funded Debt (Line III.A.6.):

2.	Tangible Net Worth:

3.	Consolidated Total Capitalization (Lines III.B.1.+ 2.):

C.	Consolidated Funded Debt to Total Capitalization ((Line III.A.6.) ÷ (Line III.B.3.)):	%

As of the Effective Date, Borrower has performed all of its obligations under the Agreement and there is no default or Event of Default except as described above. Each of the above stated information is true and correct as of the date hereof. I declare under penalty of perjury that the foregoing is true, correct and complete.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

Limoneira Company, a Delaware Corporation

By:
Name:
Title:
Date Signed:

“Tangible Net Worth” means gross book value of the assets (exclusive of goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, deferred charges and other like intangibles) less (i) reserves applicable hereto and (ii) all liabilities (including subordinated liabilities), in each case determined in accordance with GAAP (provided an adjustment shall be made to eliminate the effect of FAS 109), and as reasonably determined in accordance with GAAP (provided an adjustment shall be made to eliminate the effect of FAS 109), and as reasonably determined by Lender in accordance with GAAP. For purposes of determining book value of assets, inventory value will be increased sixty percent (60.00%) of the LIFO reserve, provided, however, inventory value will reflect the lower of cost or market value.